Exhibit 99.1

Contacts:	Ralph S. Marimon Vice President of Finance Chief Financial Officer (408) 990-4000 rsmarimon@quicklogic.com	Andrea Vedanayagam (408) 656-4494 ir@quicklogic.com

QuickLogic Announces Fourth Quarter and Fiscal 2009 Results —

Fourth Quarter New Product Revenue Up 50% Sequentially

SUNNYVALE, Calif. — February 9, 2010 — QuickLogic Corporation (NASDAQ: QUIK), the lowest power programmable semiconductor solutions leader, today announced the financial results for its fourth quarter and fiscal year ended January 3, 2010.

Total revenue for the fourth quarter of 2009 was $4.3 million, up 28% from the third quarter of 2009 and down 28% from the fourth quarter of 2008. The sequential increase of revenue is consistent with the revenue guidance given during the Company’s October 27, 2009, third quarter earnings call. During the fourth quarter, new product revenue increased about 50% to $2.0 million from $1.4 million in the third quarter of 2009. This sequential increase in new product revenue accounted for roughly half of the total revenue in the fourth quarter.

Under generally accepted accounting principles (GAAP), the net loss for the fourth quarter of 2009 was $1.9 million, or $0.06 per share, compared with a net loss of $3.0 million, or $0.10 per share, in the third quarter of 2009 and a net loss of $2.6 million, or $0.09 per share, in the fourth quarter of 2008. Non-GAAP net loss for the fourth quarter of 2009 was $1.3 million, or $0.04 per share, compared with a non-GAAP net loss of $1.9 million, or $0.06 per share, in the third quarter of 2009 and a non-GAAP net loss of $1.2 million, or $0.04 per share, in the fourth quarter of 2008.

Revenue for 2009 was $15.1 million, compared with revenue of $31.9 million in 2008. Under GAAP, the net loss for 2009 was $9.8 million, or $0.32 per share, compared with a net loss of $9.4 million, or $0.32 per share, in 2008. Non-GAAP net loss for 2009 was $7.1 million, or $0.23 per share, compared with a non-GAAP net loss of $3.0 million, or $0.10 per share, in 2008.

— more —

QuickLogic Corporation Announces Q4 and Fiscal Year 2009 Financial Results	Page 2

February 9, 2010

“We are pleased with the significant growth of new product shipments during the fourth quarter, driven primarily by multiple 3G USB modem OEMs,” said Tom Hart, QuickLogic’s Chairman of the Board and CEO. “We have now established CSSPs with Tier 1 OEMs in the high growth, mobile electronics segment; a testament to our focus, innovative technology, and strong ecosystem of partners.”

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Standard Time today, February 9, 2010, to discuss its current financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To participate in the conference, please call (877) 718-5107 by 2:20 p.m. Pacific Standard Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (719) 457-0820 and reference the passcode:6740423. The call recording will be archived until Friday, February 12, 2010 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics original equipment manufacturers (OEMs) and original design manufacturers (ODMs). These silicon plus software solutions are called Customer Specific Standard Products (CSSPs). CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market. For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the write-down of the Company’s investment in Tower Semiconductor Ltd. and the effect of the write-off of long-lived assets in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

QuickLogic Corporation Announces Q4 and Fiscal Year 2009 Financial Results	Page 3

February 9, 2010

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to the revenue generating potential of new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ArcticLink, pASIC, PolarPro, QuickLogic, QuickPCI and QuickRAM are registered trademarks and Eclipse and the QuickLogic logo are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

###

QuickLogic Corporation Announces Q4 and Fiscal Year 2009 Financial Results	Page 4

February 9, 2010

Note to Editors: Financial Tables Follow

QuickLogic Corporation Announces Q4 and Fiscal Year 2009 Financial Results	Page 5

February 9, 2010

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Years Ended
	January 3, 2010	December 28, 2008	September 27, 2009	January 3, 2010	December 28, 2008
Revenue	$4,279	$5,914	$3,332	$15,074	$31,910
Cost of revenue, excluding inventory write-down and related charges and long-lived asset impairment	2,170	2,656	1,955	7,297	13,343
Inventory write-down and related charges	(49)	267	231	418	1,598
Long-lived asset impairment	—	—	150	150	1,545

Gross profit	2,158	2,991	996	7,209	15,424
Operating expenses:
Research and development	1,314	1,400	1,400	6,203	8,185
Selling, general and administrative	2,740	3,093	2,525	10,617	14,049
Long-lived asset impairment	—	—	—	—	468
Restructuring costs	59	50	—	59	502

Loss from operations	(1,955)	(1,552)	(2,929)	(9,670)	(7,780)
Write-down of investment in Tower Semiconductor Ltd.	—	(981)	—	—	(1,398)
Interest expense	(15)	(23)	(31)	(93)	(225)
Interest income and other, net	(23)	(94)	(30)	(54)	(6)

Loss before income taxes	(1,993)	(2,650)	(2,990)	(9,817)	(9,409)
Provision for (benefit from) income taxes	(59)	(30)	7	(63)	(54)

Net loss	$(1,934)	$(2,620)	$(2,997)	$(9,754)	$(9,355)

Net loss per share:
Basic	$(0.06)	$(0.09)	$(0.10)	$(0.32)	$(0.32)

Diluted	$(0.06)	$(0.09)	$(0.10)	$(0.32)	$(0.32)

Weighted average shares:
Basic	32,510	29,844	30,322	30,739	29,653

Diluted	32,510	29,844	30,322	30,739	29,653

QuickLogic Corporation Announces Q4 and Fiscal Year 2009 Financial Results	Page 6

February 9, 2010

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Years Ended
	January 3, 2010	December 28, 2008	September 27, 2009	January 3, 2010	December 28, 2008
GAAP loss from operations	$(1,955)	$(1,552)	$(2,929)	$(9,670)	$(7,780)
Adjustment for stock-based compensation within:
Cost of revenue	48	47	110	280	267
Research and development	137	74	213	576	517
Selling, general and administrative	390	249	535	1,528	1,557
Adjustment for long-lived asset impairment within:
Cost of revenue	—	—	150	150	1,545
Operating expenses	—	—	—	—	468
Adjustment for the write-off of equipment within:
Cost of revenue	—	12	96	96	42
Selling, general and administrative	—	—	2	15	15
Adjustment for restructuring costs	59	50	—	59	502

Non-GAAP loss from operations	$(1,321)	$(1,120)	$(1,823)	$(6,966)	$(2,867)

GAAP net loss	$(1,934)	$(2,620)	$(2,997)	$(9,754)	$(9,355)
Adjustment for stock-based compensation within:
Cost of revenue	48	47	110	280	267
Research and development	137	74	213	576	517
Selling, general and administrative	390	249	535	1,528	1,557
Adjustment for long-lived asset impairment within:
Cost of revenue	—	—	150	150	1,545
Operating expenses	—	—	—	—	468
Adjustment for the write-off of equipment within:
Cost of revenue	—	12	96	96	42
Selling, general and administrative	—	—	2	15	15
Other expense	—	—	—	—	—
Adjustment for restructuring costs	59	50	—	59	502
Adjustment for write-down of investment in Tower Semiconductor Ltd.	—	981	—	—	1,398

Non-GAAP net loss	$(1,300)	$(1,207)	$(1,891)	$(7,050)	$(3,044)

GAAP net loss per share	$(0.06)	$(0.09)	$(0.10)	$(0.32)	$(0.32)
Adjustment for stock-based compensation	0.02	0.01	0.03	0.08	0.08
Adjustment for long-lived asset impairment	—	—	0.01	0.01	0.07
Adjustment for write-off of equipment	—	*	*	*	*
Adjustment for restructuring costs	*	*	—	*	0.02
Adjustment for write-down of investment in Tower Semiconductor Ltd.	—	0.04	—	—	0.05

Non-GAAP net loss per share	$(0.04)	$(0.04)	$(0.06)	$(0.23)	$(0.10)

GAAP gross margin percentage	50.4%	50.6%	29.9%	47.8%	48.3%
Adjustment for stock-based compensation	1.1	0.8	3.3	1.9	0.8
Adjustment for long-lived asset impairment	—	—	4.5	1.0	4.8
Adjustment for write-off of equipment	—	0.2	2.9	0.6	0.2

Non-GAAP gross margin percentage	51.5%	51.6%	40.6%	51.3%	54.1%

*	Figures were not considered in the reconciliation of Non-GAAP net loss per share due to the insignificant amount.

QuickLogic Corporation Announces Q4 and Fiscal Year 2009 Financial Results	Page 7

February 9, 2010

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 3, 2010	December 28, 2008 (1)
ASSETS

Current assets:
Cash and cash equivalents	$18,195	$19,376
Short-term investment in Tower Semiconductor Ltd.	868	116
Accounts receivable, net	2,457	1,746
Inventories	2,119	1,900
Other current assets	536	833

Total current assets	24,175	23,971
Property and equipment, net	2,693	3,493
Investment in Tower Semiconductor Ltd.	437	59
Other assets	296	903
TOTAL ASSETS	$27,601	$28,426

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$2,000	$2,000
Trade payables	2,721	1,992
Accrued liabilities	1,108	1,537
Deferred income on shipments to distributors	—	282
Current portion of capital lease obligations	249	753

Total current liabilities	6,078	6,564

Long-term liabilities:
Capital lease obligations, less current portion	264	—

Total liabilities	6,342	6,564

Stockholders’ equity:
Common stock, at par value	35	30
Additional paid-in capital	177,862	169,846
Accumulated other comprehensive income	1,130	—
Accumulated deficit	(157,768)	(148,014)

Total stockholders’ equity	21,259	21,862

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,601	$28,426

(1)	Derived from the December 28, 2008 audited balance sheet included in the 2008 Annual Report on Form 10-K of QuickLogic Corporation.

QuickLogic Corporation Announces Q4 and Fiscal Year 2009 Financial Results	Page 8

February 9, 2010

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue				Change in Revenue
	Q4 2009	Q3 2009	Fiscal 2009	Fiscal 2008	Q3 2009 to Q4 2009	2008 to 2009
COMPOSITION OF REVENUE

Revenue by product (1):
New products	48%	41%	32%	25%	50%	-40%
Mature products	50%	57%	64%	54%	14%	-44%
End-of-life products	2%	2%	4%	21%	11%	-91%

Revenue by geography:
North America	33%	47%	45%	41%	-10%	-48%
Europe	16%	20%	19%	15%	2%	-40%
Rest of world	39%	26%	26%	36%	91%	-66%
Japan	12%	7%	10%	8%	131%	-42%

(1)	New products represent products introduced since 2005, and include ArcticLink, PolarPro II, PolarPro, Eclipse II and QuickPCI II products. Mature products include QuickRAM, pASIC® 3, Eclipse, QuickDSP and QuickFC products, as well as royalty revenue, programming hardware and software. End-of-life products include pASIC 1, pASIC 2, V3, QuickPCI and QuickMIPS products.